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                             [MCKENNA & STAHL LETTERHEAD]



                                    August 12, 1996



American Resources of Delaware, Inc.
160 Morgan Street
Versailles, Kentucky 40383


                       Re:   REGISTRATION STATEMENT NO. 333-656

Gentlemen:

         This opinion is furnished to you in connection with the Registration Statement on Form S-3 (File No. 333-656) which has been filed with the Securities and Exchange Commission ("SEC") registering 2,448,144 shares of the common stock, $.00001 par value per share ("Shares") of American Resources of Delaware, Inc. ("Company"). This opinion supercedes our opinion dated June 18, 1996 with respect to this Registration Statement.

         In our capacity as counsel to the Company, we have assisted in the preparation of such Registration Statement. In addition, we have examined the original, certified, conformed or photostatic copies of all Exhibits to such Registration Statement, and all such agreements and certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations we have assumed the genuineness of all signatures on original or certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officers and representatives of the Company and others.

         Based upon the foregoing, in our opinion the Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.


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         We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement on Form S-3 which has been filed by the Company with the SEC under the Securities Act of 1933, as amended, and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which constitutes a part thereof.

                             Very truly yours,


                             \S\ HARRY S. STAHL
                             -----------------
                             Harry S. Stahl